Exhibit 5.11

LIONEL SAWYER & COLLINS ATTORNEYS AT LAW

SAMUEL S. LIONEL

GRANT SAWYER

    (1918-1996)

JON R. COLLINS

    (1923-1987)

RICHARD H. BRYAN

JEFFREY P. ZUCKER

PAUL R. HEJMANOWSKI

ROBERT D. FAISS

DAVID N. FREDERICK

RODNEY M. JEAN

TODD TOUTON

LYNDA S. MABRY

MARK H. GOLDSTEIN

KIRBY J. SMITH

COLLEEN A. DOLAN

JENNIFER A. SMITH

DAN R. REASER

PAUL E. LARSEN

ALLEN J. WILT

LYNN S. FULSTONE

RORY J. REID

DAN C. McGUIRE

JOHN E. DAWSON

FRED D. “PETE” GIBSON, III

CHARLES H. McCREA JR.

GREGORY E. SMITH

MALANI L. KOTCHKA

LESLIE BRYAN HART

CRAIG E. ETEM

TODD E. KENNEDY

MATTHEW E. WATSON

JOHN M. NAYLOR

WILLIAM J. McKEAN

ELIZABETH BRICKFIELD

GREGORY R. GEMIGNANI

LINDA M. BULLEN

LAURA J. THALACKER

DOREEN SPEARS HARTWELL

LAURA K. GRANIER

MAXIMILIANO D. COUVILLIER III

ERIN FLYNN

JENNIFER ROBERTS

MARK A. CLAYTON

MATTHEW R. POLICASTRO

CHRISTOPHER MATHEWS

1700 BANK OF AMERICA PLAZA 300 SOUTH FOURTH STREET LAS VEGAS, NEVADA 89101 (702) 383-8888 FAX (702) 383-8845 lsc@lionelsawyer.com www.lionelsawyer.com

MICHAEL D. KNOX

MEREDITH L. MARKWELL

RICHARD T. CUNNINGHAM

JENNIFER J. DiMARZIO

PEARL L.GALLAGHER

LUCAS J. TUCKER

CHRISTOPHER WALTHER

KEVIN J. HEJMANOWSKI

KETAN D. BHIRUD

ROBERT W. HERNQUIST

COURTNEY MILLER O’MARA

BRIAN H. SCHUSTERMAN

MOHAMED A. IQBAL, JR. MARK J. GARDBERG JAMES B. GIBSON JOHN D. TENNERT MARLA J. DaVEE STEVEN C. ANDERSON RYAN A. ANDERSEN KATHERINE L. HOFFMAN VAR LORDAHL, JR. PHILLIP C. THOMPSON AMY L. BAKER
May 23, 2012	OF COUNSEL A. WILLIAM MAUPIN RICHARD J. MORGAN* ELLEN WHITTEMORE *ADMITTED IN CA ONLY WRITER’S DIRECT DIAL NUMBER (702) 383-8837 MGOLDSTEIN@LIONELSAWYER.COM

CHS/Community Health Systems, Inc.

4000 Meridian Blvd.

Franklin, TN 37067

Re:	Guarantees of Notes by NC-DSH, LLC

Ladies and Gentlemen:

We have acted as special counsel in the State of Nevada for NC-DSH, LLC, a Nevada limited liability company (the “Nevada Subsidiary Guarantor”), in connection with the Nevada Subsidiary Guarantor’s proposed guarantee (the “Guarantee”), along with the other guarantors under the Indenture (as defined below), of debt securities of CHS/Community Health Systems, Inc., a Delaware corporation (the “Company”), which securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Notes”). The Notes are to be issued by the Company, and the Guarantee is to be made by the Nevada Subsidiary Guarantor, pursuant to a Registration Statement on Form S-3ASR (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), filed with the Securities and Exchange Commission on or about May 23, 2012. The Notes and the Guarantees will be issued pursuant to an indenture, a form of which is filed with the Registration Statement (the “Indenture”). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

RENO OFFICE: 1100 BANK OF AMERICA PLAZA, 50 WEST LIBERTY STREET — RENO, NEVADA 89501 — (775) 788-8666 — FAX (775) 788-8682 CARSON CITY OFFICE: 410 SOUTH CARSON STREET — CARSON CITY, NEVADA 89701 — (775) 841-2115 — FAX (775) 841-2119

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

CHS/Community Health Systems, Inc.

May 23, 2012

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

1.	the Indenture.

2.	the Notes in the form included in the Indenture.

3.	the terms of the Guarantees as contained in Article 10 of the Indenture.

We have also examined originals or copies of such limited liability company records and certificates of public officials as we have deemed necessary or advisable for purposes of this opinion. We have not reviewed, and express no opinion as to, any instrument or agreement referred to or incorporated by reference in the Indenture.

We have relied upon the certificates of all public officials and limited liability company officials with respect to the accuracy of all matters contained therein.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us.

We assume that neither the Company nor the Nevada Subsidiary Guarantor is engaged in Nevada in any of the following businesses: gaming business, liquor distribution business, financial institution, public utility, insurance business, or cemetery business.

Based upon the foregoing and subject to the following it is our opinion that:

1. The Nevada Subsidiary Guarantor is validly existing under the laws of Nevada.

2. The Nevada Subsidiary Guarantor has the requisite limited liability company power and authority to execute and deliver the Indenture and to guarantee the “Guaranteed Obligations” (as defined in Section 10.01 of the Indenture).

3. The Nevada Subsidiary Guarantor has taken all necessary limited liability company action to duly authorize the execution and delivery of the Indenture and to guarantee the Guaranteed Obligations.

We express no opinion as to the laws of any jurisdiction other than those of Nevada.

We hereby consent to the filing of this opinion as Exhibit 5.11 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the prospectus contained in the Registration Statement, under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act. Kirkland & Ellis LLP, legal counsel to the Company and each of

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

CHS/Community Health Systems, Inc.

May 23, 2012

the Guarantors, may rely upon this opinion with respect to matters set forth herein that are governed by Nevada law for purposes of its opinion being delivered and filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Lionel Sawyer & Collins

LIONEL SAWYER & COLLINS